SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PEAR TREE FUNDS

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

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PEAR TREE FUNDS

55 Old Bedford Road

Lincoln, Massachusetts 01773

August 12, 2022

Re:	Pear Tree Quality Fund

Dear Shareholder:

The Trustees of Pear Tree Funds (the “Trust”), at the request of Pear Tree Advisors, Inc. (the “Manager”), the Trust’s investment manager, recently considered and approved a new investment sub-advisory agreement between the Manager and Chartwell Investment Partners, LLC (“Chartwell”) pursuant to which Chartwell would continue to serve as the investment sub-adviser to Pear Tree Quality Fund, a series of the Trust (“Quality Fund”), after the acquisition of Chartwell’s parent company by Carillon Tower Advisors Inc., a subsidiary of Raymond James Financial.

This Information Statement provides information about Chartwell, the new investment sub-advisory agreement between the Manager and Chartwell (the “Chartwell Sub-Advisory Agreement”), including the Trustees’ considerations in approving Chartwell to continue to serve as Quality Fund’s investment sub-adviser and the Chartwell Sub-Advisory Agreement. It also provides information regarding the ongoing role of the Manager in overseeing Quality Fund and Chartwell as Quality Fund’s investment sub-adviser.

Please note that this Information Statement is only intended to provide you with important information in connection with your investment in Quality Fund. No action is required on your part. Specifically, we are NOT asking you for a proxy and you are not being asked to send us a proxy.

On behalf of the Trustees, I thank you for your continued investment in Pear Tree Funds. Should you have questions, please call your financial adviser or call us at (800) 326-2151.

Sincerely,

Willard Umphrey

President

NOT FDIC INSURED	May lose value/No bank guarantee

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PEAR TREE FUNDS

55 Old Bedford Road, Suite 202

Lincoln, Massachusetts 01773

INFORMATION STATEMENT

TO THE SHAREHOLDERS OF

PEAR TREE QUALITY FUND

August 12, 2022

This Information Statement is being provided to the shareholders of record of Pear Tree Quality Fund (“Quality Fund”), a separate series of Pear Tree Funds, a Massachusetts business trust (the “Trust”), as of August 10, 2022.

This information statement relates to the approval by the Trustees of the Trust, including those Trustees who were not “interested persons” (the “Independent Trustees”), as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the appointment of Chartwell Investment Partners, LLC (“Chartwell”) as the investment sub-adviser to Quality Fund and the approval of a Chartwell sub-advisory agreement (the “Chartwell Sub-Advisory Agreement”) between Pear Tree Advisors, Inc. (the “Manager”) and Chartwell. As described in more detail below, Chartwell’s parent company was acquired by Carillion Tower Advisors Inc., a subsidiary of Raymond James Financial, on June 1, 2022, at which time the prior investment sub-advisory agreement between the Manager and Chartwell terminated and the Chartwell Sub-Advisory Agreement went into effect. The re-appointment of Chartwell and approval of the Chartwell Sub-Advisory Agreement were definitively determined by a majority of the Trustees, including a majority of the Independent Trustees, at a meeting on February 17, 2022. The Manager continues to serve as the investment manager to Quality, as well as oversee Quality Fund’s sub-adviser, and the management agreement between the Trust and the Manager, including the terms relating to the management fees paid by Quality Fund to the Manager, remains in effect and substantially unchanged.

This Information Statement is being provided pursuant to the terms of an order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”) under which the Manager is permitted, subject to supervision and approval of the Trustees of the Trust, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without seeking shareholder approval, which would otherwise be required by the 1940 Act. As a condition of the Order, the Manager and the Trust are, among other things, required to furnish shareholders with this Information Statement detailing any new sub-adviser and/or material changes to any existing sub-advisory agreement. The Trustees have determined that Chartwell and/or Raymond James Financial is to bear the expenses incurred in connection with preparing and mailing this Information Statement.

This Information Statement, or a Notice of Internet Availability of Information Statement, is being mailed on or about August 15, 2022 to shareholders of record of Quality Fund as of August 10, 2022.

This Information Statement also will be available on the Trust’s website at http://www.peartreefunds.com/fund-literature until November 18, 2022. A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Trust at (800) 326-2151 or sending an e-mail to info@peartreefunds.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

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1.	BACKGROUND

At a meeting of the Trustees of Pear Tree Funds (the “Trust”) held on February 17, 2022, the Trustees, including a majority of the Independent Trustees, approved a new investment sub-advisory agreement (the “Chartwell Sub-Advisory Agreement”) between Chartwell Investment Partners, LLC (“Chartwell”) and Pear Tree Advisors, Inc. (the “Manager”), which would take effect at the time of the proposed acquisition of Chartwell’s parent company by Carillon Tower Advisors Inc. by Raymond James Financial). Pursuant to the Chartwell Sub-Advisory Agreement, Chartwell would continue to serve as the investment sub-adviser to Pear Tree Quality Fund, a series of the Trust (“Quality Fund”). The acquisition, when it occurred on June 1, 2022, resulted in a change of control of Chartwell and an “assignment” of the prior investment sub-advisory agreement under Section 2(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 2a-6 thereunder, which automatically terminated the Trust’s then current investment sub-advisory agreement with Chartwell. Chartwell’s principal offices are located at 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312.

Under the 1940 Act, a new investment sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order issued to the Trust and the Manager by the SEC, the Manager and the Trust can hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements without shareholder approval in accordance with the requirements of the exemptive order (except, as a general matter, sub-advisers affiliated with the Manager). The information contained herein is being provided pursuant to the requirements of the Order.

Section 3, below, includes a description of certain material terms of the Chartwell Sub-Advisory Agreement, which is qualified in its entirety by reference to the document in Exhibit A.

2.	Information About the Trust and the Manager

The Trust and Quality Fund

The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts.

The Trust currently consists of seven separate portfolio series, or funds (each, a “Pear Tree Fund,” collectively, the “Pear Tree Funds”). In addition to Quality Fund, the Trust consists of the following funds: Pear Tree Polaris Small Cap Fund, Pear Tree Essex Environmental Opportunities Fund, Pear Tree Axiom Emerging Markets World Equity Fund, Pear Tree Polaris Foreign Value Fund, Pear Tree Polaris Foreign Value Small Cap Fund and Pear Tree Polaris International Opportunities Fund.

The Manager and its Management Agreement

The Manager is a Delaware corporation and an investment adviser registered with the SEC. As of June 30, 2022, the Manager had assets under management in an amount equal to approximately $4.9 billion. The Manager’s principal business address is 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773. The Manager is an affiliate of U.S. Boston Capital Corporation, the Trust’s distributor. Willard L. Umphrey, CFA, President and a Trustee of the Trust, Leon Okurowski, Treasurer of the Trust, individually and jointly with their spouses, own the outstanding voting securities of the Manager. Messrs. Umphrey and Okurowski also are affiliates of U.S. Boston Capital Corporation.

The Manager serves as the investment manager to each Pear Tree Fund pursuant to the Amended and Restated Management Contract dated May 1, 2008, as amended (the “Management Contract”), between the Manager and the Trust. Under the Management Contract, the Manager is responsible for making

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decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Pear Tree Funds and for providing certain ancillary services. The Management Contract also permits the Manager, subject to approval by the Trustees, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Contract pursuant to a written agreement with each sub-adviser, subject to an order from the SEC under which the Manager is permitted, subject to supervision and approval of the Trustees of the Trust, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without seeking shareholder approval. The Manager, under the Management Contract, has ultimate responsibility to oversee the sub-advisers and recommend their hiring, termination and replacement, subject to the oversight of the Trustees.

Under the Management Contract, the Manager is entitled to a management fee as compensation for its management services.

3.	Information About CHARTWELL INVESTMENT PARTNERS, LLC and the CHARTWELL Sub-Advisory agreement

Chartwell serves as the Sub-Adviser to Quality Fund. As of June 30, 2022, Chartwell had approximately $10.4 billion in assets under management. In managing Quality Fund’s portfolio, the Manager determines the target portfolio as well as the actual composition of the Quality Fund portfolio, and Chartwell implements those determinations.

Principal Executive Officers of Chartwell

Set forth below are the names and principal occupations of the principal executive officers of Chartwell. The address of each of the following persons is 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312.

Name	Title and Responsibilities

Timothy J. Riddle, CFA	Chief Executive Officer

Michael J. McCloskey	Managing Partner, Director of Client Services

G. Gregory Hagar	Chief Financial Officer, Treasurer and Secretary

Michael Magee	Chief Operating Officer

LuAnn Molino	Chief Compliance Officer

Other Accounts with Similar Investment Objectives Managed by Chartwell

Chartwell currently does not manage any other account with an investment objective or strategy that is similar to Quality Fund’s objective and strategy.

Chartwell Sub-Advisory Agreement

The Chartwell Sub-Advisory Agreement went into effect on June 1, 2022. The Chartwell Sub-Advisory Agreement is similar to the prior sub-advisory agreement between the Manager and Chartwell in all material respects. A copy of the Chartwell Sub-Advisory Agreement is included as Exhibit A to this Information Statement. The following is a brief summary of certain material terms of the Chartwell Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the document in Exhibit A.

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The Chartwell Sub-Advisory Agreement provides that Chartwell will, among other things, do the following: implement the investment program for Quality Fund; advise the Manager on the Manager’s selection of a target portfolio for Quality Fund; arrange for the purchase and sale of Quality Fund’s portfolio securities; provide, at its expense, all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties; and furnish to the Manager such reports and records regarding Quality Fund and Chartwell as the Manager or Trustees shall from time-to-time request.

Sub-Advisory Fees Paid to Chartwell and Prior Sub-Adviser

Under the Chartwell Sub-Advisory Agreement, the Manager will pay Chartwell from its management fee a sub-advisory fee. Chartwell’s sub-advisory fee is computed and paid monthly at the annual rate of $90,000.

This is the same as the sub-advisory fee schedule that the Manager paid Chartwell from its management fee under the prior sub-advisory agreement.

4.	Trustees’ Considerations and Approval of CHARTWELL’s Sub-Advisory Agreement

In connection with the review of the Chartwell Sub-Advisory Agreement, the Trustees evaluated information provided by the Manager and Chartwell in accordance with Section 15(c) of the 1940 Act. The Trustees also reviewed information that they had received from the Manager in connection with the May 2021 renewal of the investment sub-advisory agreement between the Manager and Chartwell. The Trustees considered such information and other factors as they believed to be relevant, including the Manager’s recommendations to appoint Chartwell as Quality Fund’s sub-adviser and approve the Chartwell Sub-Advisory Agreement, and they did not identify any single factor as controlling.

In considering these matters, the Trustees were advised with respect to relevant legal standards by independent counsel. In addition, the Independent Trustees discussed the appointment of Chartwell and the approval of the Chartwell Sub-Advisory Agreement with the Manager and in private sessions with independent counsel at which no representative of the Manager or Chartwell was present.

Nature, Extent and Quality of Services

Among other things, the Trustees considered the nature, extent and quality of the services to be performed by Chartwell under the new sub-advisory arrangement. The Trustees considered that Chartwell is expected to continue performing the same specific duties with the same investment personnel as under the prior sub-advisory agreement.

The Trustees noted the reputation, qualifications and background of Chartwell, Chartwell’ financial condition, the experience and skills of its investment personnel who would continue to be responsible for the day-to-day management of Quality Fund, and the resources to be made available to such personnel.

Performance

The Trustees also considered the investment approach of Chartwell for Quality Fund. The Trustees noted that Chartwell does not manage other accounts or funds having investment strategies similar to Quality Fund.

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Costs of Services & Profits

The Trustees also considered Chartwell’s proposed sub-advisory fee under the Chartwell Sub-Advisory Agreement and noted that it was the same as the current sub-advisory paid. They also evaluated the competitiveness of the sub-advisory fee based upon data previously supplied by the Manager. The Trustees also considered that the sub-advisory fee rate was negotiated at arm’s length between the Manager and Chartwell, that the Manager compensates Chartwell from its fees, and that the aggregate advisory fee was deemed reasonable by the Trustees in May 2021. The Trustees also noted that the Chartwell Sub-Advisory Agreement had substantially similar terms to the prior investment sub-advisory agreement. The Trustees took these factors into consideration in concluding that the amount of the sub-advisory fee and the terms of the Chartwell Sub-Advisory Agreement were reasonable.

The Trustees considered that Chartwell does not receive soft dollars when trading on behalf of its clients, including the Quality Fund, and therefore does not receive any material benefit for serving as the sub-adviser to Quality Fund other than its sub-advisory fee.

Economies of Scale

The Trustees recognized that, because Chartwell’s fees would be paid by the Manager and not Quality Fund directly, the analysis of economies of scale and profitability was more appropriate in the context of the Trustees’ consideration of the Trust’s management agreement with the Manager, which was separately considered and renewed at the May 2021 Trustees’ meeting.

Conclusion

Based upon all of the information considered and the conclusions reached, the Trustees determined that the terms of the Chartwell Sub-Advisory Agreement were fair and reasonable and that the approval of the Chartwell Sub-Advisory Agreement was in the best interests of Quality Fund. As required by the 1940 Act, the Trustees’ approval was confirmed by the unanimous separate vote of the Independent Trustees.

* * *

After full consideration of the above factors, as well as other factors, the Trustees, including the Independent Trustees, concluded at their February 17, 2022 meeting that the proposed Chartwell Sub-Advisory Agreement with respect to Quality Fund was in the best interests of Quality Fund and its shareholders.

5.	Additional Information ABOUT QUALITY Fund

Information about the Distributor, Transfer Agent, and Administrator

Shares of Quality Fund are offered on a continuous basis and are distributed through U.S. Boston Capital Corporation, 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773. U.S. Boston Capital Corporation is under common control with the Manager.

Pear Tree Advisors, Inc., 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773, in addition to serving as the investment manager to Quality Fund, also serves as the investment manager to the other Pear Tree Funds and as the transfer agent and administrator for each Pear Tree Fund.

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Since the Chartwell Sub-Advisory Agreement was approved by the Trustees, the Distributor and the Manager, as transfer agent and administrator, have continued to provide, and are expected to continue to provide those services.

Information about the Custodian, Auditors and Legal Counsel

UMB Bank n.a., 928 Grand Boulevard, 5th Floor, Kansas City, Missouri 64106.is the custodian of the Trust’s portfolio securities and cash. UMB Bank n.a. is not an affiliate of the Manager.

Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103 serves as independent registered public accounting firm for the Trust.

Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109 serves as counsel to the Trust and the Independent Trustees.

Affiliated Brokerage Commissions

For the fiscal year ended March 31, 2022, Quality Fund paid no commissions to brokers affiliated with the Manager or Chartwell.

6.	Other Information

Shareholder Reports

Copies of Quality Fund’s annual and semi-annual reports for the periods ended March 31, 2022 and September 30, 2021, respectively, will be furnished without charge upon request. To request copies of those reports or other information about Quality Fund, you may write Quality Fund at Pear Tree Funds, 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773, or call the Pear Tree Funds at (800) 326-2151 or visit the Pear Tree Funds’ website at www.peartreefunds.com.

Multiple Shareholders in Household

To reduce expenses, only one copy of this Information Statement, any shareholder reports and notices of Internet availability of proxy materials and other documents may be mailed to a household, even if more than one person in the household is a shareholder of some or all of the Pear Tree Funds. Call the Pear Tree Funds at (800) 326-2151 if you need additional copies of any of those documents or if you do not want the mailing of copies of Pear Tree Fund documents to be combined with copies being sent to other members of your household.

Shareholder Proposals

The Trust is not required, and it does not intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required. Any Pear Tree Fund shareholder desiring to present a proposal for consideration at the next meeting for shareholders of a Pear Tree Fund must submit the proposal in writing so that it is received by the Pear Tree Funds within a reasonable time before any meeting. These proposals should be sent to the Trust at Pear Tree Funds, 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773.

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55 Old Bedford Road

Suite 202

Lincoln, MA 01773

www.peartreefunds.com

Address Service Requested

© 2022 U.S. Boston Capital Corporation

Distributor of the Pear Tree Funds

Member FINRA, SIPC

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EXHIBIT A

PEAR TREE ADVISORS, INC.

AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

This Amended and Restated Investment Sub-Advisory Agreement (this “Agreement”) is made and entered into as of March 3, 2022 between PEAR TREE ADVISORS, INC., a Delaware corporation (the “Manager”), and CHARTWELL INVESTMENT PARTNERS, LLC, a Pennsylvania limited liability company (the “Sub-Adviser”).

RECITALS:

WHEREAS, Raymond James & Associates, Inc. or an affiliate thereof has entered into an agreement to acquire the Sub-Adviser (the “Proposed Acquisition”) pursuant to which the Investment Sub-Advisory Agreement dated as of February 15, 2018 between the Manager and the Sub-Adviser, as amended by Amendment No. 1 dated December 1, 2018 (together, the “Original Agreement”), will terminate unless otherwise amended in accordance with Section 4 of the Original Agreement and the Investment Company Act of 1940 Act (the “1940 Act”); and

WHEREAS, this Agreement, which is intended to amend and restate the Original Agreement, has been approved by the Trustees (the “Trustees”) of Pear Tree Funds, a Massachusetts business trust (the “Trust”), including by a majority of those Trustees who are not “interested persons” of Pear Tree Funds, the Manager, or the Sub-Adviser, in accordance with Section 4 of the Original Agreement and Section 15(c) of the 1940 Act; and

WHEREAS, the parties hereto intend for this Agreement to take effect as of the time of the Proposed Acquisition and replace the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	SERVICES TO BE RENDERED BY SUB-ADVISER.

(a)       Subject always to the control of the Trustees, and the Manager, the Sub-Adviser, at its expense, will implement the investment program for Pear Tree Quality Fund (the “Fund”), a separate series of the Trust, furnished to the Sub-Adviser by the Manager as follows.

(1)       The Manager shall designate for the Fund at least one registered open-end management investment company, as such terms are defined in the 1940 Act, as a target portfolio (the “Target Portfolio”) and promptly notify the Sub-Adviser of such designation. The Manager may, at any time change the Target Portfolio or designate one or more additional Target Portfolios, provided that (i) the Manager notifies the Sub-Adviser at least 30 days prior to the effective date of such change or designation and (ii) within five (5) business days of receiving such notification, the Adviser does not unreasonably object to the change or designation of such Target Portfolio. If the Manager identifies more than one Target Portfolio, the Manager also shall specify a range of percentages of the Fund’s “Net Assets” holdings that are to reflect the portfolio holdings of each Target Portfolio. For the purpose of this Agreement, Net Assets of the Fund

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means the aggregate value of all of the assets of the Fund less the aggregate value of all of the liabilities of the Fund, and business day means any day that the Fund is open for regular business.

(2)       The Manager will be responsible for designating what portion of the assets of the Fund shall be held in securities (the “Securities Portion”) and what portion, if any, of the assets of the Fund shall be held in cash or short-term investments, including money market funds (the “Cash Portion”). Under normal circumstances, the Manager may alter such proportions upon three (3) business days written notice to the Sub-Adviser. The advance notice requirement is waived under extraordinary circumstances such as when the Manager directs the Sub-Adviser to take a temporary defensive strategy or for liquidity purposes.

(3)       In order to manage the Securities Portion, the Manager will provide to Sub-Adviser the portfolio holdings of the Target Portfolio, other than that portion of the Target Portfolio that is designated as cash or “short-term investments,” as reflected in the Target Portfolio’s most recent Certified Shareholders’ Report on Form N-CSR or in the Target Portfolio’s Monthly Schedule of Portfolio Investments on Form N-Port that are made publicly available. The Sub-Adviser has one (1) business day following the receipt of the portfolio holdings of the Target Portfolio from the Manager to notify the Manager if it believes that it cannot fulfill its obligations under this subsection 1(a)(3), and then no later than five (5) business days after receipt of the portfolio holdings of the Target Portfolio from the Manager, or as soon as practical thereafter, must purchase and/or sell portfolio securities of the Fund such that at the conclusion of such five-day period or as soon as practical thereafter, the Fund shall hold substantially the same issues as the Target Portfolio and in substantially the same percentages of net assets as the Target Portfolio, determined without regard to holdings of cash and short-term investments.

(4)       The Sub-Adviser shall manage the Cash Portion in a manner that is consistent with the Fund’s registration statement as in effect at such time, the 1940 Act, and the direction of the Manager pursuant to subsection 1(a)(2) above.

(5)       In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as amended, and the stated investment objectives, policies and restrictions of the Fund as set forth in the then current Prospectus and/or Statement of Additional Information of the Trust and with other written policies which the Trustees or the Manager may from time-to-time determine and of which the Sub-Adviser has received notice. In addition, the Sub-Adviser shall (i) comply in all material respects with all provisions of applicable law governing its duties and responsibilities hereunder, including, without limitation, the 1940 Act, and the Rules and Regulations thereunder; the Investment Advisers Act of 1940, and the Rules and Regulations thereunder; the Internal Revenue Code of 1986, as amended (the “Code”), relating to regulated investment companies and all Rules and Regulations thereunder; the Insider Trading and Securities Fraud Enforcement Act of 1988; and such other laws as may be applicable to its activities as Sub-Adviser to the Fund and (ii) use its best efforts in carrying out its duties hereunder so that the Fund will qualify, and continue to qualify, as a regulated investment company under subchapter M of the Code and regulations issued thereunder. The Sub-Adviser shall make its officers and employees available to the Manager or Trustees from time-to-time at reasonable times to review investment policies of the Fund and to consult with the Manager or Trustees regarding the investment affairs of the Fund.

(6)       The Manager understands and agrees that the Sub-Adviser will be acting completely at the direction of the Manager with respect to choosing investments for the Securities

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Portion of the Fund. As such, the Sub-Adviser will have no duty to make any investments for the Securities Portion of the Fund other than as directed by the Manager. The Manager further understands and agrees that the Sub-Adviser will be acting completely at the direction of the Manager with respect to the amount of cash or short-term investments, including money market funds with respect to the Cash Portion of the Fund.

(b)       The Sub-Adviser, at its expense, will (1) furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder, (2) keep records relating to the purchase, sale or current status of portfolio securities, (3) provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund, (4) furnish to the Manager such reports and records regarding the Fund and the Sub-Adviser as the Manager or Trustees shall from time-to-time request, and, (5) upon reasonable notice, review written references to the Sub-Adviser, or its methodology, whether in a Prospectus, Statement of Additional Information, sales material or otherwise. The Sub-Adviser shall have no obligation with respect to the determination of the Fund’s net asset value, except to provide the Trust’s custodian with information as to the securities held in the Fund’s portfolio. The Sub-Adviser shall not be obligated to provide shareholder accounting services.

(c)       The Sub-Adviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such written policies as the Trustees or the Manager may determine, and of which the Sub-Adviser has received notice and which the Sub-Adviser has accepted in writing, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser and/or the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s and/or Manager’s overall responsibilities with respect to the Trust and to other clients as to which the Sub-Adviser and/or Manager or persons controlled by or under common control with the Sub-Adviser and/or Manager exercise investment discretion. The Sub-Adviser agrees that in connection with purchase or sales of portfolio instruments for the Fund’s account, neither the Sub-Adviser nor any officer, director, employee or agent of the Sub-Adviser shall act as principal or receive any commission other than as provided in Section 3.

(d)       The assets of the Fund shall be held by the Trust’s custodian in an account which the Trust has directed the Custodian to open. The Sub-Adviser shall at no time have custody or physical control of any of the assets of the Fund. The Manager shall cause such custodian to provide the Sub-Adviser with such information and reports concerning the Fund or its assets as the Sub-Adviser may from time-to-time reasonably request and to accept instructions from the Sub-Adviser with respect to such assets and transactions by the Fund in the performance of the Sub-Adviser’s duties hereunder. The Sub-Adviser shall have no liability or obligation to pay the cost of such custodian or any of its services.

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(e)       Advice rendered to the Fund shall be confidential and may not be used by any shareholder, Trustee, officer, director, employee, or agent of the Trust or of the Manager or by the sub-adviser of any other fund of the Trust. Non-public information provided to the Manager on a confidential basis regarding the methodology of the Sub-Adviser shall not be made publicly available by the Manager, except that such information may be disclosed to the Trustees and may be disclosed to the extent necessary to comply with the federal and state securities laws and, after notice to the Sub-Adviser, upon order of any court or administrative agency or self regulatory organization of which the Manager or its affiliates are members.

(f)       The Sub-Adviser shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Sub-Adviser pursuant to this Section 1.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers, and employees of the Trust may be a shareholder, partner, director, officer, or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser, and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Trust. It is also understood that the Sub-Adviser and persons controlled by or under common control with the Sub-Adviser have and may have advisory, management, service, or other contracts with other organizations (including other investment companies and other managed accounts) and persons, and may have other interests and businesses.

Nothing in this Agreement shall prohibit the Sub-Adviser or any of its affiliates from providing any services for any other person or entity or limit the services which the Sub-Adviser or any such affiliate can provide to any person or entity. The Manager understands and agrees that the Sub-Adviser and its affiliates perform investment advisory and investment management services for various clients other than the Manager and the Trust. The Manager agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of duties with respect to any other client which may differ from advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Sub-Adviser or any of its affiliates may purchase or sell for its own account or for the account of any other client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

3.	COMPENSATION TO BE PAID BY THE MANAGER TO THE SUB-ADVISER.

The Fund, as directed by the Manager will pay to the Sub-Adviser from the fees payable to the Sub-Adviser under the Amended and Restated Management Agreement, dated May 1, 2008, as amended, between the Sub-Adviser and the Trust, as compensation for the Sub-Adviser’s services rendered and for the expenses borne by the Sub-Adviser pursuant to Section 1, a fee, computed and paid monthly in arrears at the annual rate of $90,000. Such fee shall be payable for each month within 30 days after the end of each month, beginning with the first full month of this Agreement.

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4.	ASSIGNMENT; AMENDMENTS.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Contract between the Trust and the Manager is terminated generally, or with respect to the Fund; and this Agreement shall not be amended unless (i) such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Fund, and (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Sub-Adviser. Notwithstanding the foregoing, shareholder approval will not be required for amendments to this Agreement if the Fund obtains an exemptive order from the Securities and Exchange Commission permitting amendments to this Agreement without shareholder approval.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective if and when the Proposed Acquisition takes effect or such other time as shall be agreed upon by the Manager and the Sub-Adviser, and it shall remain in full force and effect as to the Fund continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a)       The Trust or the Manager may at any time terminate this Agreement as to the Fund by not more than 60 days’ or less than thirty days’ written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser, or

(b)       The Sub-Adviser may at any time terminate this Agreement as to the Fund by not less than 150 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Manager, or

(c)       If (i) the Trustees of the Trust, or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate as to the Fund at the close of business on the second anniversary of the effective date hereof or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the Rules and Regulations thereunder.

Action by the Trust under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.	CERTAIN DEFINITIONS.

For the purposes of this Agreement, the “affirmative vote of a majority of the outstanding shares” means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67 percent or more of the shares of the Trust or the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50 percent of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting are present in person or by

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proxy, or (b) of the holders of more than 50 percent of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

For the purposes of this Agreement, the terms “affiliated person”, “control”, “interested person” and “assignment” shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission (“SEC”) under said Act; the term “specifically approve at least annually” shall be construed in a manner consistent with the 1940 Act and the Rules and Regulations thereunder; and the term “brokerage and research services” shall have the meaning given by the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7.	NON-LIABILITY OF SUB-ADVISER.

Notwithstanding any other agreement to the contrary, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, its partners, officers, directors, employees or agents or reckless disregard of the Sub-Adviser’s obligations and duties hereunder, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Trust or to the Manager, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder, unless the Sub-Adviser is claiming indemnity from any of them in connection herewith, but then only to the extent of the indemnity obtained. The Manager agrees that in the Sub-Adviser’s performance of services under this Agreement, the Sub-Adviser shall not be liable for any error in judgment in connection with any investment decision made by the Manager or any failure by the Sub-Adviser to execute a trade directed by the Manager if the execution of such trade constitutes a violation of federal or state law, rule or regulation or a breach of any fiduciary or confidential relationship. Nothing contained in this Section 7 or anywhere else in this Agreement shall constitute a waiver or limitation of any rights that the Manager and the Fund may have under the federal securities laws or other applicable federal or state laws.

8.	VOTING OF SECURITIES.

The Sub-Adviser shall have the power to vote, either in person or by proxy, all securities in which assets of the Fund may be invested from time to time and shall not be required to seek or take instructions from the Manager or the Trustees of the Trust, or to take any action, with respect thereto.

9.	REPRESENTATIONS AND COVENANTS OF THE MANAGER.

(a)       The Manager represents that the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise, and that it has the power, capacity, and authority to enter into this Agreement and to perform in accordance herewith. In addition, the Manager represents, warrants and covenants to the Sub-Adviser that it has the power, capacity and authority to commit the Trust to this Agreement; that a true and complete copy of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated objectives, policies and restrictions of the Fund have been delivered to the Sub-Adviser; and that true and complete copies of every amendment thereto will be delivered to the Sub-Adviser as promptly as practicable after the adoption thereof. The Manager agrees that notwithstanding any other provision of this Agreement to the contrary, the Sub-Adviser will not be bound by any such amendment until the Sub-Adviser has received a copy thereof and has had a reasonable opportunity to review it. The Manager will provide to the Sub-Adviser disclosures required to be made by the Manager to the Fund’s investors noting the change in strategy of the Fund.

(b)       The Manager shall indemnify and hold harmless the Sub-Adviser, its partners, officers, employees and agents and each person, if any, who controls the Sub-Adviser within the meaning of any

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applicable law (each individually an “Indemnified Party”) from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of an Indemnified Party’s counsel, other than attorneys’ fees and costs in relation to the preparation of this Agreement; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys’ fees and costs or damages arising from the failure of the Sub-Adviser to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Agreement) to which the Sub-Adviser or any other Indemnified Party may become subject under any federal or state law arising from the Manager’s (or its respective agents and employees) failure to perform its duties and assume its obligations hereunder or as a result of any failure of the Manager or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, or any omission by the Manager, or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, in any document relating to the Trust or the Fund, except any failure or omission caused solely by (i) the incorporation in any such document of information relating to the Sub-Adviser which is furnished to the Manager in writing by or with the consent of the Sub-Adviser expressly for inclusion in such document or (ii) a breach, of which the Manager was not aware, by the Sub-Adviser of its duties hereunder. With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Manager shall assume the reasonable expenses and costs (including any reasonable attorneys’ fees and costs) of the Indemnified Party or investigating and/or defending any claim asserted or threatened by any party, subject always to the Manager first receiving a written undertaking from the Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the Indemnified Party was not entitled to indemnification hereunder with respect of such claim.

(c)       No public reference to, or description of, the Sub-Adviser or its methodology or work shall be made by the Manager or the Trust, whether in a prospectus, Statement of Additional Information or otherwise, unless the Manager provides the Sub-Adviser with a reasonable opportunity to review any such reference or description prior to the first use of such reference or description.

10.	REPRESENTATIONS AND COVENANTS OF THE SUB-ADVISER.

(a)       The Sub-Adviser represents that the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law, or otherwise, and that it has the power, capacity, and authority to enter into this Agreement and to perform in accordance herewith.

(b)       The Sub-Adviser shall immediately notify the Manager in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment Sub-Adviser pursuant to this Agreement; or (2) becomes aware that it the subject of an administrative proceeding or enforcement action by the SEC or any other regulatory authority. The Sub-Adviser further agrees to notify the Manager immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Trust’s Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

(c)       The Sub-Adviser agrees to maintain such books and records with respect to its services to the Fund as are required under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-Adviser also agrees that records it maintains and preserves pursuant to Rule 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority

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any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

(d)       The Sub-Adviser shall provide the Manager with quarterly representations regarding the compliance of its employees with the Sub-Adviser’s code of ethics governing personal securities transactions. The Sub-Adviser shall provide the Manager with copies of any revisions to its code of ethics.

(e)       The Sub-Adviser shall indemnify and hold harmless the Manager, the Fund, their partners, officers, employees and agents and each person, if any, who controls the Manager or Fund within the meaning of any applicable law (each individually an “Indemnified Party”) from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of an Indemnified Party’s counsel, other than attorneys’ fees and costs in relation to the preparation of this Agreement; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys’ fees and costs or damages arising from the failure of the Manager to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Agreement) arising from Sub-Adviser’s (or its respective agents and employees) failure to perform its duties and assume its obligations hereunder, including any action or claim against the Manager based on any alleged untrue statement or misstatement of a material fact made or provided in writing by or with the consent of Sub-Adviser contained in any registration statement, prospectus, shareholder report or other information or materials relating to the Fund and shares issued by the Fund, or the failure or alleged failure to state a material fact therein required to be stated in order that the statements therein are not misleading, which fact should have been made known or provided by the Sub-Adviser to the Manager. With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Sub-Adviser shall assume the reasonable expenses and costs (including any reasonable attorneys’ fees and costs) of the Indemnified Party of investigating and/or defending any claim asserted or threatened by any party, subject always to the Sub-Adviser first receiving a written undertaking from the Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the Indemnified Party was not entitled to indemnification hereunder with respect of such claim.

11.	USE OF NAME.

It is understood that the name of the Fund (as it may be changed from time to time while the Sub-Adviser provides services pursuant to this Agreement) or any derivative thereof or logo associated with that name is the valuable property of the Trust and/or its affiliates, and that the Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Sub-Adviser is Sub-Adviser to the Trust and/or the Fund. Upon termination of this Agreement, the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

12.	GOVERNING LAW.

This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws, except to the extent such laws shall be preempted by the 1940 Act or by other applicable laws.

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13.	INDEPENDENT CONTRACTOR.

Sub-Adviser shall for all purposes of this Agreement be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for, bind or represent the Fund in any way or otherwise be deemed to be an agent of the Fund. Likewise, the Fund, the Manager and their affiliates, agents and employees shall not be deemed agents of the Sub-Adviser and shall have no authority to bind the Sub-Adviser.

14.	MISCELLANEOUS.

(a)       The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)       In the event that the Sub-Adviser or Manager is or becomes a party to any action or proceedings in respect of which indemnification may be sought hereunder, the party seeking indemnification shall promptly notify the other party thereof. The party from whom indemnification is sought shall not be liable hereunder for any settlement of any action or claim effected without its written consent, which consent shall not be reasonably withheld.

(c)       This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

[Rest of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have each caused this instrument to be signed in duplicate on its behalf, all as of the day and year first above written.

PEAR TREE ADVISORS, INC.

By	/s/ Willard L. Umphrey
Willard L. Umphrey
President

CHARTWELL INVESTMENT PARTNERS, LLC

By	/s/ Michael Magee
Michael Magee
Chief Operating Officer

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PEAR TREE FUNDS

55 Old Bedford Road, Suite 202

Lincoln, Massachusetts 01773

(800) 326-2151 TOLL FREE

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Pear Tree QUALITY Fund

This communication presents only an overview of the Information Statement that is available to you on the Internet relating to Chartwell Investment Partners, LLC (“Chartwell”), the sub-adviser to Pear Tree Quality Fund (“Quality Fund”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement relates to the approval by the Trustees of the Trust, including those Trustees who were not “interested persons” of the Trust (the “Independent Trustees”), as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the re-appointment of Chartwell as the investment sub-adviser to Quality Fund and the approval of a Chartwell sub-advisory agreement (the “Chartwell Sub-Advisory Agreement”) between the Manager and Chartwell. The Chartwell Sub-Advisory Agreement took effect on June 1, 2022 when Chartwell’s parent company was acquired by Carillion Tower Advisors Inc., a subsidiary of Raymond James Financial, and the prior investment sub-advisory agreement between the Manager and Chartwell terminated. The Manager continues to serve as the investment manager to Quality Fund, as well as oversee Quality Fund’s sub-adviser and the management agreements between the Trust and the Manager. The terms relating to the management fees paid by Quality Fund to the Manager remains in effect and substantially unchanged.

The Information Statement is being provided pursuant to the terms of an order (the “Order”) issued by the Securities and Exchange Commission under which the Manager is permitted, subject to supervision and approval of the Trustees of the Trust, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without seeking shareholder approval. As a condition of the Order, the Manager and the Trust are required to furnish shareholders with information about new sub-advisers and/or material changes to the existing sub-advisory agreements. This Notice of Internet Availability of the Information Statement is being mailed on or about August 15, 2022 to shareholders investing in Quality Fund as of August 10, 2022. The Information Statement will be available on the Trust’s website at http://www.peartreefunds.com/fund-literature until November 18, 2022. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 326-2151 or sending an e-mail to info@peartreefunds.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

* * *

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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